                                   EXHIBIT 99

DATE: MAY 24, 2001
CONTACT: JAMES W. LOKEY
TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER
PHONE NUMBER: 805/473-6828
NASDAQ SYMBOL: "MDST"
WEB SITE: WWW.MIDSTATEBANK.COM

FILED BY MID-STATE BANCSHARES
PURSUANT TO RULE 425 UNDER THE
SECURITIES ACT OF 1933
SUBJECT COMPANY: AMERICORP
SECURITIES EXCHANGE
ACT FILING NO.: 000-23925


                       MID-STATE BANCSHARES AND AMERICORP
                 ANNOUNCE AN AMENDMENT TO THEIR MERGER AGREEMENT
                TO NO LONGER MANDATE POOLING ACCOUNTING TREATMENT
                        AND TO PROVIDE FOR CASH ELECTION

ARROYO GRANDE, California - Chairman Carrol R. Pruett of Mid-State Bancshares (Mid-State) announced today that the Boards of Directors of Mid-State Bancshares and Americorp have agreed to amend their definitive agreement to merge to account for the transaction as a purchase and thereby no longer require the use of pooling accounting. The Financial Accounting Standards Board (the "FASB") has announced changes to these accounting rules that could benefit the shareholders of both corporations. This will enable Mid-State to take advantage of the proposals to change the accounting treatment for the merger.

Mr. Pruett explained, "We have been advised that the FASB has proposed that goodwill and other intangibles with indefinite lives would no longer be systematically amortized to income, but rather, evaluated periodically for impairment. This alternative would allow Mid-State additional flexibility compared to the `pooling of interests' methods, including the ability to repurchase shares of company stock."

"The recent decline in the market price of Mid-State makes the repurchase of outstanding shares an attractive alternative that would help to eliminate excess capital and improve earnings per share," added James W. Lokey, President and CEO. "The flexibility of purchase accounting appears to present a `win-win' alternative for the Company and its shareholders." The stock repurchase program for Mid-State Bancshares will be reinstated immediately.

In addition, the amendment will allow Americorp shareholders the opportunity to receive up to forty percent of the transaction in cash in lieu of shares of Mid-State inclusive of fractional interests and dissenters' rights, at the election of Americorp shareholders. "It is especially appealing to be able to offer a cash alternative to those of our shareholders who may wish to receive it," commented Robert Lagomarsino, Chairman of Americorp.

Mid-State Bancshares continues to expect the transaction to close late in the third quarter 2001, pending regulatory and Americorp shareholder approval.

This news release contains forward-looking statements about Mid-State Bancshares for which Mid-State Bancshares claims the protection of the safe harbor contained in the Private Securities Reform Act of 1995. Statements concerning the expected prospects for the effective date of the merger, future developments or events, and any other guidance on future periods, constitute forward-looking statements which are subject to a number of risks and uncertainties which might cause actual results to differ materially from stated expectations. These factors include, but are not limited to, regulatory reviews and approvals, competition in the financial services markets for deposits, loans, and other financial services, retention of business, the ability to realize various cost saving measures, and general economic conditions. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Mid-State Bancshares's filings with the SEC.

This news release may be deemed to be solicitation material in respect to the proposed merger of Mid-State Bancshares ("MDST") with Americorp ("AICA.OB") pursuant to the Agreement to Merge and Plan of Reorganization, dated as of April 9, 2001, by and between Mid-State Bancshares, Mid-State Bank, Americorp and American Commercial Bank as amended May 24, 2001 (the "Agreement"). Filing of this news release is being made in connection with Rules 165 and 425 promulgated by the Securities and Exchange Commission ("SEC").

In connection with the proposed merger, Mid-State Bancshares will file with the SEC a registration statement on SEC Form S-4. The registration statement will contain a proxy statement/prospectus which will describe the proposed merger of Americorp with Mid-State Bancshares as well as the merger of Mid-State Bank with American Commercial Bank and the proposed terms and conditions of the mergers. Stockholders are encouraged to read the registration material and proxy statement/prospectus because these documents will contain important information about the mergers. A copy of the Agreement, as amended, will be filed in the near future with the SEC as an exhibit to Mid-State's Form 8-K, a separate filing from the Form S-4. The registration statement, the Form 8-K and all other documents filed with the SEC in connection with the transaction will be available for free when filed, both on SEC's web site (www.sec.gov) or by contacting James G. Stathos, Executive Vice President at Mid-State Bank, P.O. Box 580, Arroyo Grande, California. Telephone requests should be directed to Mid-State Bank at (805) 473-6829.

For more information about Mid-State Bank's products and services, call us at 800/473-7788 or 805/473-7788, e-mail us, or visit any of our Central Coast locations.

                                       2